Exhibit 10.13

Agreement on Short-term Loans from Shanghai Pudong Development Bank

No: 70012006280806

Borrower: Wuhan Blower Co., Ltd.
Legal Address: Cang Long Dao Science Park, Jiangxia District, Wuhan
Mailing Address:

Lender: Shanghai Pudong Development Bank Wuhan Branch
Address:

Whereas the borrower applies for short-term loans from the lender, the parties hereby enter into this Agreement for observation in accordance with relative laws, regulations and provision of the People’s Republic of China.

Article 1 Loan

1.1 The loan currency under this Agreement is RMB, the cap amount of which is Sixteen Millionin Words), and effective evidence for debt owned by the borrower is subject to the accounting document issued by the lender according to the operating provisions.

1.2 The credit period under this Agreement is 12 months, that is, from Oct 19, 2006 to Oct 18, 2007.

1.3 The loans under this Agreement shall be only used by the borrower for short-term fund turnover and may not be used for other purposes.

Article 2 Loan Rate and Methods of Figuring Interest

2.1 Interest rate under this Agreement:

(1) In case of RMB loans under this Agreement, interest rate shall be interest rate of The People's Bank of China at 0.51 (%/month) plus (or minus) 5%. In case of adjustment on benchmark interest rate by the State during the Agreement period, the relevant benchmark interest rate applicable to the loan under this Agreement shall be adjusted after the first date to accrue interest after the date of adjustment according to corresponding interest level issued by the People’s Republic of China. The lender shall notify the Borrower of such adjustment.

(2) As for foreign exchange loans under this Agreement, annual interest rate shall be / %(floating according to / months).

2.2 Interest on loans under this Agreement shall be charged based on 360 days annually according to actual total drawings and number of days of loan after the date of withdrawal.

2.3 Loan interest under this Agreement shall be paid on the 20th day of the last month of each quarter under the Gregorian calendar. As for foreign exchange loans, loans under this Agreement shall be returned on the day to accrue the interest, and the borrower must pay the lender mature interest on the interest paying date, and hereby authorize the lender to collect the interest actively from the borrower’s deposit account issued in location of the lender.

Article 3 Drawing and Returning of Money

3.1 The lender shall have no obligation to provide loans under this Agreement unless the following conditions occur.

(1) The borrower has filled out Debt and Credit Certificate and delivers relevant documents and materials at the request of the lender before drawing money.

(2) The borrower has transacted government permit, authorization, registration and other proscribed procedures concerning the loan and shall transact notarization procedures of this Agreement at the request of the lender.

(3) Provided that loans under this Agreement are secured, and proscribed procedures such as notarization and registration etc. have been transacted at the request of the lender, the mortgage shall remain effective.

(4) No circumstance of breach of Agreement occurs as listed in Article 7 of this Agreement.

3.2

(1) The borrower shall

Draw money by installments according to the following drawing plan, but handle the drawing procedures with the lender 3 bank working days prior to each drawing date.

Date of drawing by installments	Drawing amount
___/___ M____ /____ D___ /____ Y	______/____ (currency)______/_____ (Amount in words)
___/___ M____ /____ D___ /____ Y	______/____ (currency)______/_____ (Amount in words)
___/___ M____ /____ D___ /____ Y	______/____ (currency)______/_____ (Amount in words)
___/___ M____ /____ D___ /____ Y	______/____ (currency)______/_____ (Amount in words)
___/___ M____ /____ D___ /____ Y	______/____ (currency)______/_____ (Amount in words)

Or

Handle one-off drawing procedures with the lender three (3) bank working days prior to the date on which all conditions for money withdrawal as provided herein have been satisfied.

(2) After the borrower has satisfied the conditions of drawing as provided hereunder and has completed the drawing procedures in accordance with the preceding paragraph the borrower shall promptly release the loan.

3.3 The lender has the right to cancel the remaining part not drawn by the borrower according to the preceding paragraph, which the borrower shall have no right to draw again without consent from the lender.

3.4 The borrower shall return all loans on the expiry date of the loan and hereby authorize the lender to collect the money actively from deposit account issued by the borrower in location of the lender.

3.5 The borrower shall acquire prior consent from the lender in case of returning the loan in advance.

Article 4 Representation and Guarantee

The borrower makes the following representation and guarantee at the time of signature, which shall remain effective during effective period of this Agreement.

4.1 The borrower is a corporate (not-for-profit) ; legal person registered and established according to Chinese laws, which has full rights to its total assets, and has complete civil capacity to be held responsible for independent civil liability.

4.2 The borrower has authorized a representative to sign this Agreement, the articles of which are all real declarations of the will of the borrower and have binding force on the lender.

4.3 Execution and performance of this Agreement by the borrower shall not go against laws, regulations, rules, adjudications or commands that shall be observed by the borrower and not in conflict with the borrower’s Articles of Associations, or any contract and agreement signed by the borrower or any other obligations undertaken by the borrower.

4.4 The borrower guarantees that all its issued financial reports are in compliance with relevant laws and regulations of China, which give true and fair expression of the borrower’s financial status; and that all documents and materials involved with this Agreement are true, effective, complete and correct without any concealed information.

4.5 The borrower doesn’t conceal any impacts or court cases, arbitration cases, administrative procedures, attachment actions, compulsory executive procedures that may impact its signature or execution of this Agreement or result in important adverse effect on its business or financial status or any other important adverse events.

Article 5 Agreements

The borrower and the lender have entered into the following agreements during period of the loan.

5.1 The borrower guarantees that it is a legal business and to use the loan as required by 1.3 of this Agreement, to assist the lender to supervise and check the circumstances of use of the loan and business status of the borrower and to provide the lender with monthly and annual financial reports and other relevant materials required by the lender.

5.2 The borrower guarantees that it will not carry out contracting, leasing management, joint management, remolding into stock system, consolidation (merger), joint investment (cooperation), dividing, establishment of subsidiary companies, transfer of property rights, decrease of capital, suspension of business, dissolution, application for bankruptcy or others that may impact rights and interests of the lender.

5.3 The borrower guarantees not to make important changes to Articles of Association or business scope, sell, lease, transfer or process all or most part of its assets in other ways without consent from the lender; nor provide guarantees to a third party that may result in important adverse effects on its financial status or capacity to execute this Agreement.

5.4 The borrower guarantees not to go against normal returning order to pay off other loans preferentially, and not to sign any contract or agreement that may result in a subsumed status of loans under this contact at present or in the future.

5.5 The borrowers shall pay off principal and interest under this Agreement in the same currency, and shall ensure to exchange money acquired from the guarantor into the loan currency by exchange transactions, adjustment or forward contract to pay off principal and interest under instruction of the lender in case that the guarantor should pay off the debts in a different currency.

5.6 In case of any event that may result in important adverse effects on the guarantor’s financial status or capacity to perform guarantee obligation, the borrower guarantees to timely provide another guarantor approved by the lender.

5.7 The borrower guarantees to timely inform the lender of the following matters.

(1) Inform the lender of any breach of Agreement listed in Article 7 or any facts that may result in such breach of Agreement in written form 3 days after knowing the event;

(2) Inform the lender of any important adverse events stated in 4.5 herein in written form within 3 days after occurrence of the event;

(3) Inform the lender of change of legal representative, authorized representative, mailing address, corporate name, or any important changes in finance and human sources in written form 10 days in advance.

5.8 In case of any event listed in 4.5 herein that many impact execution of liabilities of the borrowers, the lender has the right to process it as stipulated in 8.1 herein.

Article 6 Guarantee for Debt

6.1 The following guarantor shall provide the guarantee to the lender for the borrower in respect of the principal, interest, penalty and relevant charges under this Agreement (guarantee contract shall be otherwise signed)

(1) ________________(guarantor) shall provide guarantee; and the Guarantee Contract No. is.

(2) Xu Jie - Guanglin Chemistry Factory, Liufang Street, Jiangxia District, Wuhan   (mortgagor) shall provide real estate (estate under mortgage) as mortgage guarantee; and the Mortgage Contract No. is ZD7001200628078501, ZD7001200628078502 .

(3) ____________ (pledger) shall provide ___________ (pledge) as pledge guarantee; and the Pledge contract No. is ____________ .

Article 7 Events of Breach of Agreement

7.1 Any of the following events are deemed as breach of this Agreement by the borrower;

(1) The borrower fails to return or pay off all or part of mature principle and interest and relevant charges.

(2) The borrower fails to perform or goes against representation and guarantee stipulated in Article 4 herein, or makes false, incorrect or incomplete representation or guarantee.

(3) The borrower has gone against agreements in Article 5 herein.

(4) The borrower violates any other signed loan contract and agreement which results in the liabilities declared to be premature under the said contract and agreement; or the borrower does not pay the due liabilities under other signed loan contract and agreement.

(5) Investor for the borrower withdraws his money, transfers assets or transfers stock rights without authorization.

(6) The guarantor has lost or will lose ability to provide corresponding guarantee with the loan, or goes against the guarantee documents he has signed.

(7) The borrower goes against other articles (other than this article) herein.

7.2 That the lender fails to provide loans as stipulated in 3.2(2) herein is deemed as breach of Agreement, except for breach by the borrower as provided in Article 7.1.

Article 8 Handling of Breach of Agreement

8.1 In case of one or several events listed in Article 7 herein, the lender can proceed in one or several of the following actions according to the situation.

(1) Declare advanced maturity of principal under this Agreement, all interests shall be accrued, and recourse them immediately from the guarantor or borrowers in various forms.

(2) Charge penalties and compound interest to overdue loans or loans diverted to any other purpose, where interest rate for breach of RMB loans shall be processed as stipulated by The People's Bank of China, and that of foreign exchange loans shall be processed according to 20% more than the original rate.

(3) Collect part or all of deposit accounts in all business agencies of Shanghai Pudong Development Bank by the borrower.

(4) Cancel loan amounts not used by the borrower.

(5) Request the borrower to provide other guarantees approved by the lender.

(6) Other essential actions prescribed by law.

Under such a situation, the borrower agrees to abandon any right to defense, and shall compensate for all losses of the lender caused by breach of this Agreement.

8.2 The lender with any breach of Agreement stated in 7.2 herein shall only be liable for actual losses of borrowers in replaced loans on financial market, that is, the differential between replaced loan acquired in normal ways on financial market by the borrower and interest acquired from the lender. Save from such liability, the lender shall not undertake any other liability.
Article 9  Other Clauses

9.1 After this Agreement takes effect, in case of any non-compliance with relevant laws, regulations or rules issued by the state, both parties hereinto shall timely negotiate on a supplementary contract to consummate this one under the precondition that the lender’s loan security and benefit are safeguarded. The lender keeps the right to accelerate loan expiration and right of immediate recourse.

9.2 This Agreement applies to laws of the People’s Republic of China, and disputes concerning this Agreement shall be under administration of people’s court in location of the lender’s business.

9.3 This Agreement goes into effect after signed and sealed by both parties, and expires after all principle, interest and charges under it have been paid off.

9.4 Loan application, loan evidence, loan obligation, corresponding guarantee contract and relevant documents and materials are indispensable parts of this Agreement, which have equal binding force with this Agreement.

9.5 Provided that this Agreement has been signed and coded before loan release for purposes such as transaction of mortgage registration, the computer system will generate another code automatically on loan release. In such a case, both parties agree that both codes are effective.

9.6 Provided that this Agreement has been signed and filled with anticipated beginning and expiry dates of the loan before loan release for purposes such as transaction of mortgage registration, the actual date of loan release may not comply with the anticipated date filled herein. In such a case, the actual date of loan release recorded in evidences such as loan note etc. shall prevail.

9.7 The Agreement is executed in duplicate, with one original retained by each party and several copies for later reference.

Borrower:
Wuhan Blower Co., Ltd. (Seal)

Legal representative or authorized representative (signature and seal) : /s/ Xu Jie

Lender:
Shanghai Pudong Development Bank Wuhan Branch

Legal representative or authorized representative (signature and seal) : /s/ Li Fan

Opening bank and Account No. :

Date of signature: Oct 19, 2006